UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2020

Argo Group International Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15259	98-0214719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Pitts Bay Road Pembroke HM 08 Bermuda	P.O. Box HM 1282 Hamilton HM FX Bermuda
(Address, Including Zip Code, of Principal Executive Offices)	(Mailing Address)

Registrant’s telephone number, including area code: (441) 296-5858

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $1.00 per share	ARGO	New York Stock Exchange
Argo Group U.S., Inc. 6.500% Senior Notes due 2042 and the Guarantee with respects thereto	ARGD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) On March 11, 2020, Argo Group International Holdings, Ltd. (the “Company”) entered into a new employment agreement with Kevin J. Rehnberg, the Company’s President and Chief Executive Officer (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Rehnberg will continue to serve as the Company’s President and Chief Executive Officer for a term beginning on February 18, 2020 and ending on February 18, 2023, subject to earlier termination as described below. Under the Employment Agreement, Mr. Rehnberg’s annual base salary will be $975,000, which will be reviewed annually by the Human Resources Committee of the Company’s Board of Directors (the “Committee”) for possible increases (but not decreases) in its sole discretion. Mr. Rehnberg will continue to be eligible to earn annual cash incentive and/or long-term incentive awards in the sole discretion of the Committee from time to time, subject to his continued employment through any payment date, except as provided below.

Pursuant to the Employment Agreement, if Mr. Rehnberg’s employment is terminated by the Company without Cause (as defined in the Employment Agreement), or, within two years following a Change in Control (as defined in the Company’s 2019 Omnibus Incentive Plan or any successor long-term incentive plan), by Mr. Rehnberg for Good Reason (as defined in the Employment Agreement), Mr. Rehnberg will be entitled to the following severance benefits: (i) accrued benefits and any earned but unpaid annual cash incentive award for the year preceding the year of termination, (ii) an amount equal to one times (or, if a Change in Control has occurred or is reasonably expected to occur, two times) the sum of (A) his base salary and (B) his target annual cash incentive award for the year of termination (or, if a target annual cash incentive award has not yet been established for such year, his target annual cash incentive award for the year prior to the year of termination), such amounts to be paid in installments over a period of 12 months, (iii) any target annual cash incentive award for the year of termination, pro-rated to reflect his time of service for such year through his date of termination, (iv) continuation of health benefits at the active rate of executives until Mr. Rehnberg obtains reasonably equivalent coverage or for 18 months, whichever is earlier, provided that Mr. Rehnberg timely elects benefit continuation coverage under COBRA, and (v) continued vesting of all unvested equity awards, to be paid or settled in accordance with the terms of the applicable award agreements as if no termination had occurred and Mr. Rehnberg had remained employed by the Company through the applicable vesting date, provided that the vesting of any outstanding performance-based equity awards will be determined based on actual performance through the end of the applicable performance period, provided further that all outstanding, unvested stock options will remain exercisable for a period of 90 days following the last vesting date of the stock option, but not beyond the original term of the stock option. In the event of Mr. Rehnberg’s involuntary termination of employment by the Company without Cause or by Mr. Rehnberg for Good Reason, in each case, within two years following a Change in Control, all outstanding unvested equity awards will vest immediately upon the date of such termination of employment. All severance benefits are conditioned upon Mr. Rehnberg’s execution and non-revocation within 60 days following his termination date of a full and complete release of claims in favor of the Company and its subsidiaries and affiliates, and his compliance with the restrictive covenants to which he is bound under the Employment Agreement.

In the event Mr. Rehnberg’s employment is terminated due to his death or Disability (as defined in the Employment Agreement), Mr. Rehnberg (or his estate in the case of his death) will be entitled to: (i) accrued benefits, (ii) any incentive bonus that is “Fully-Earned” (as defined in the Employment Agreement) through date of his termination of employment, and (iii) continued participation for 18 months by Mr. Rehnberg or, in the case of his death, his eligible dependents in all health and medical plans or programs in which Mr. Rehnberg or such eligible dependents, as applicable, were participating on his termination date, with the Company continuing to pay the same portion of the premiums for such coverage as it paid for Mr. Rehnberg or his eligible dependents immediately prior to his termination date. In the event Mr. Rehnberg’s employment is terminated by the Company for Cause, Mr. Rehnberg will only be entitled to his accrued benefits, and will not be entitled to any other benefits, unless otherwise required by applicable law. The Employment Agreement also provides that if any portion of the payments and benefits that Mr. Rehnberg is entitled to receive under the Employment Agreement upon a termination of employment, either alone or together with other payments and benefits that he is entitled to receive from the Company or its affiliates, would be subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, then such payments and benefits will be reduced such that no portion of such payments and benefits will be subject to the excise tax under Section 4999, but only to the extent doing so would not reduce Mr. Rehnberg’s aggregate (after tax) payments and benefits.

The Employment Agreement contains certain non-disclosure, intellectual property and non-disparagement covenants and prohibits Mr. Rehnberg from competing with the Company or its affiliates, or soliciting their respective customers or employees during his employment and for the 12-month period following his termination of employment. The Employment Agreement supersedes all prior agreements between Mr. Rehnberg and the Company, including his employment agreement with Argo Group US, Inc., a subsidiary of the Company, dated January 1, 2019.

This summary of the Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Employment Agreement attached to this Current Report on Form 8-K as Exhibit 10.1, which is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)    Exhibits:

10.1	Executive Employment Agreement, effective as of February 18, 2020, between Argo Group International Holdings, Ltd. and Kevin J. Rehnberg.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD

Dated: March 12, 2020

	By:	/s/ Jay S. Bullock
	Name:	Jay S. Bullock
	Title:	Executive Vice President and Chief Financial Officer